Exhibit 99.1

Cubic Streamlines Business Segments to Drive Superior Customer Value and Enhance Operational Effectiveness

Cubic combines Cubic Mission Solutions and Cubic Global Defense business segments to create Cubic Mission and Performance Solutions and announces leadership changes.

SAN DIEGO – August 28, 2020 – Cubic Corporation (NYSE: CUB) today announced that effective immediately the company is consolidating its defense business segments to advance its strategic priorities, drive superior customer value and enhance operational effectiveness.

Business Realignment

The realignment will combine Cubic Mission Solutions (CMS) with Cubic Global Defense (CGD) to form a new Cubic Mission and Performance Solutions (CMPS) segment. This new segment will continue to deliver technology-driven, market-leading solutions to Command, Control, Communication, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) and training customers worldwide to improve our customers’ effectiveness and operational readiness.

This streamlined organizational structure is designed to:

•	Leverage our world class talent and common technologies across the combined defense business.

•	Enhance collaboration and customer intimacy globally.

•	Reduce complexity and cost.

•	Increase organizational efficiency to support shareholder value creation.

“Cubic’s unwavering commitment to Winning the Customer requires us to continually evaluate our business structure and organize our talent and resources in a manner that best serves our customers. This aligns with our key priority of Living One Cubic, an ongoing dedication to effectively share resources across the company to achieve superior talent management, absolute customer focus, customer-centric innovation, cost-effective enterprise systems and impeccable ethics,” said Bradley H. Feldmann, chairman, president and CEO of Cubic Corporation. “This business realignment strengthens our ability to meet the ever-evolving needs of our global customers, enhances our operational agility and better positions Cubic to drive margin improvement and growth.”

As a result of this realignment, the company’s two business segments are Cubic Transportation Systems and Cubic Mission and Performance Solutions. Commencing in the first quarter of fiscal year 2021, Cubic will report its results under the realigned business segments.

Leadership Changes

The new CMPS segment will be led by Michael Knowles, senior vice president of Cubic Corporation and president of CGD since 2018. Knowles was promoted into the role of CGD president after having successfully served as vice president and general manager of CGD’s Air Ranges business since joining Cubic in 2014. Prior to joining Cubic, he held executive and senior leadership roles with Rockwell Collins and Lockheed Martin. Knowles holds a bachelor’s degree in Aerospace Engineering from the U.S. Naval Academy, a master’s degree in Aerospace Engineering from the U.S. Naval Postgraduate School and a master’s in business administration from George Mason University. Knowles is also a graduate of the U.S. Naval Test Pilot School.

“While serving as President of CGD, Mike Knowles has greatly improved operations and employee engagement, in addition to further advancing our strategic priority to deliver leading edge capabilities for the multi-domain environment, enabled by Live, Virtual and Constructive training solutions,” said Feldmann. “His military background in C4ISR systems coupled with a strong track record of more than 25 years of experience in military and commercial simulation and training make him ideally suited to head this combined defense business.”

Michael Twyman, senior vice president and president of CMS since 2016 will be leaving the company. “Mike Twyman spearheaded Cubic’s NextMissionTM vision, creating a holistic approach to mission readiness to solve our customers’ hardest challenges, driving growth and establishing Cubic as a differentiated C4ISR innovator,” said Feldmann. “We thank him for his many contributions and wish him well.”

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

Media Contact

Crystal Nguyen

Corporate Communications

Cubic Corporation

PH: +1 858-505-2593

Crystal.Nguyen@cubic.com

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

PH +1 212-331-9760

Kirsten.Nielsen@cubic.com

Forward-Looking Statements

The statements in this press release regarding Cubic’s intentions and the potential impact of its planned combination of segments on the future operations and profitability of the business are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Cubic's business based, in part, on assumptions made by management on the date on which they were made. These statements are not guarantees of future performance, actions or events and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including risks and uncertainties discussed from time to time in Cubic's Securities and Exchange Commission filings and reports. These filings and reports are available at www.cubic.com or www.sec.gov.